UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6, 2015

SNYDER’S-LANCE, INC.
(Exact Name of Registrant as Specified in Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	0-398 (Commission File Number)	56-0292920 (IRS Employer Identification No.)

13515 Ballantyne Corporate Place, Charlotte, NC (Address of Principal Executive Offices)	28277 (Zip Code)

Registrant's telephone number, including area code: (704) 554-1421

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The Company held its Annual Meeting of Stockholders on May 6, 2015. Proxies were solicited from holders of 70,493,676 outstanding shares of Common Stock as of the close of business on March 10, 2015, as described in the Company’s Proxy Statement dated April 1, 2015.

At the meeting, stockholders elected the six directors named below. The votes cast with respect to each director were as follows:

Director Name	Votes For	Votes Withheld	Non-Votes
Jeffrey A. Atkins	52,793,350	4,115,171	11,644,367
Peter P. Brubaker	54,788,869	2,119,652	11,644,367
Lawrence V. Jackson	56,424,792	483,729	11,644,367
Carl E. Lee, Jr.	55,835,869	1,072,652	11,644,367
David C. Moran	56,427,236	481,285	11,644,367
Isaiah Tidwell	56,334,019	574,502	11,644,367

Messrs. Atkins, Brubaker, Lee, Jr. and Tidwell will hold office until the annual meeting of stockholders in 2018. Messrs. Jackson and Moran will hold office until the annual meeting of stockholders in 2016.

Also at the meeting, the stockholders approved the advisory resolution approving the compensation paid to Snyder’s-Lance, Inc. named executive officers. This proposal received 54,197,474 votes for; 2,538,072 votes against; 175,019 abstentions; and 11,644,367 non-votes.

Also at the meeting, the stockholders ratified the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for fiscal year 2015. This proposal received 68,374,626 votes for; 42,961 votes against; 137,344 abstentions; and zero non-votes.

Item 8.01. Other Events.
On May 6, 2015, Snyder’s-Lance, Inc. (the “Company”) issued a press release announcing the results from its 2015 Annual Meeting of Stockholders. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release, dated May 6, 2015, announcing the results from the 2015 Annual Meeting of Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNYDER'S-LANCE, INC.
(Registrant)

Date: May 7, 2015	By:	/s/ Gail Sharps Myers
Gail Sharps Myers
Vice President, Chief General Counsel and Secretary

SECURITIES AND EXCHANGE COMMISSION
Washington, DC

EXHIBITS

CURRENT REPORT
ON
FORM 8-K

Date of Event Reported:	Commission File No:
May 6, 2015	0-398

SNYDER’S-LANCE, INC.

EXHIBIT INDEX

Exhibit No.	Exhibit Description
99.1	Press Release, dated May 6, 2015, announcing the results from the 2015 Annual Meeting of Stockholders.